Exhibit 10.46

THIS NOTE AND THE INTEREST SHARES AND CONVERSION SHARES, AS DEFINED HEREIN, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

                    12% CONVERTIBLE SECURED PROMISSORY NOTE

                                                              Chicago, Illinois
$1,000,000.00                                                    April __, 2003

FOR VALUE RECEIVED, Molecular Diagnostics, Inc, a Delaware corporation having its principal office at, 414 North Orleans Street, Suite 510, Chicago, Illinois 60610, acting for itself and for all its successors and assigns, (the "Company") promises to pay to the order of Suzanne M. Gombrich ("Holder"), residing at 57 East Delaware, Unit 4005, Chicago, Illinois 60611, or at such other place as Holder may from time to time designate in writing, the principal sum of One Million and 00/100 Dollars (US $1,000,000.00) in the lawful money of the United States of America, together with interest on so much thereof as is from time to time outstanding at the rate hereinafter provided, and payable as hereinafter provided.

1. Interest Rate. The unpaid principal balance of this Note shall bear simple interest at the rate of twelve percent (12%) per annum. Interest shall be payable in cash, quarterly through the Maturity Date (as defined below) on July 1, 2003, October 1, 2003, January 2, 2004 and April 1, 2004.

2. Maturity Date. The total outstanding principal balance hereof, together with accrued and unpaid interest, shall be due and payable on the first to occur of the following events ("Triggering Even&'):

       (i) the consummation of the Company receiving $4,000,000.00 in equity or other financing and the sale by the Company of all or a portion of all of the stock or assets of SAMBA Technologies, SARL;

       ii) the consummation of the Company receiving $4,000,000.00 in equity or other financing and the sale of an exclusive worldwide license to the Company's InPath In-Cell HPV,

       (iii) the sale of all or substantially all of the stock or assets of the Company; or

       (iv) April 2, 2004 (the "Maturity Date"),

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       3. Conversion. This Note may be converted as to both principal and accrued interest, in whole or in part, at the sole and exclusive option of the Holder, at any time on or prior to the Maturity Date, into shares of Common Stock, valued at $0. 10 per share (subject to adjustment to reflect any stock splits, reverse stock splits and similar recapitalization events occurring after the date hereof).

       4. Prepayment. This Note may be prepaid, in whole or in part, at any time, without penalty, prior to the Maturity Date at the option of the Company..

       5. Default Interest and Attorney Fees. Upon declaration of a default hereunder, the balance of the principal remaining unpaid, interest accrued thereon, and all other costs and fees shall bear interest at the rate of fifteen percent (15%) per annum (the "Default Rate") from the date of default. In the event of default, the Company and all other parties liable hereon agree to pay all costs of collection, including reasonable attorneys' fees.

       6. Interest Calculation. Daily interest shall be calculated on a 365-day year and the actual number of days in each month.

       7. Costs of Collection, The Company agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of Holder's rights hereunder or under any instrument securing payment of this Note, the Company shall pay to Holder its reasonable attorneys' fees and all court costs and other expenses incurred in connection therewith, regardless of whether a lawsuit is ever commenced or whether, if commenced, the same proceeds to judgment or not. The cost sand expenses shall include, without limitation, all costs, reasonable attorneys' fees, and expenses incurred by Holder in connection with any insolvency, bankruptcy, reorganization, foreclosure, deed in lieu of foreclosure or similar proceedings involving Company or any endorser, surety, guarantor or other person liable for this Note which in any way affect the exercise by Holder of its rights and remedies under this Note, or any other document or instrument securing, evidencing or relating to the indebtedness evidenced by this Note.

       8. Default. The events constituting an "Event of Default" hereunder are defined in that certain Loan & Security Agreement ("Loan & Security Agreement") of even date herewith. Upon the occurrence of an Event of Default, the Holder shall have such rights and remedies as are set forth in the Loan & Security Agreement.

       9. Application of Payments. Any payment made against the indebtedness evidenced by this Note shall be applied against the following items in the following order: (a) costs of collection, including reasonable attorneys' fees incurred or paid and all costs, expenses, default interest, late charges and other expenses incurred by Holder and reimbursable to Holder pursuant to this Note (as described herein); (b) default interest accrued to the date of said payment; (c) ordinary interest accrued to the date of said payment; and finally, (d) outstanding principal.

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       10. Transfer. This Note may be transferred by the Holder upon prior written notice to the Company.

       11. Maximum Interest. In no event whatsoever shall the amount paid, or agreed to be paid, to Holder for the use, forbearance, or retention of the money to be loaned hereunder ("Interest") exceed the maximum amount permissible under applicable law. If the performance or fulfillment of any provision hereof, or any agreement between the Company and Holder, shall result in Interest exceeding the limit for Interest prescribed by law, then the amount of such Interest shall be reduced to such limit. If, from any circumstance whatsoever, Holder should receive as Interest an amount that would exceed the highest lawful rate, the amount that would be excessive Interest shall be applied to the reduction of the principal balance owing hereunder (or, at the option of Holder, be paid over to the Company) and not to the payment of Interest.

       12. Purpose of Loan. The Company certifies that the loan evidenced by this Note is obtained for business or commercial purposes and that the proceeds will not be used primarily for personal, family, household, or agricultural purposes.

       13. Governing Law. Holder, Company and any other person who may become liable for all or any part of this obligation understand and agree that the loan evidenced by this Note is made in the State of Illinois and the provisions hereof will be construed in accordance with the laws of the State of Illinois, and such parties further agree that upon the occurrence of an Event of Default, this Note may be enforced in any court of competent jurisdiction in the State of Illinois, and they do hereby submit to the jurisdiction of such court regardless of their residence or where this Note was executed or any endorsement hereof may be executed.

       14. Binding Effect. The term "Company" as used herein shall include the original Company as identified on this Note and any party who may subsequently become liable for the payment hereof as an assumer with the consent of the Holder, provided that Holder may, at its option, consider the original Company as identified on this Note alone as the Company unless Holder has consented in writing to the substitution of another party as the Company. The term "Holder" as used herein shall mean Holder or, if this Note is transferred, the subsequent Holder of this Note.

       15. Relationship of Parties. Nothing herein contained shall create or be deemed or construed to create a joint venture or partnership between the Company and any Holder. Holder is acting hereunder as a lender only.

       16. Severability. Invalidation of any of the provisions of this Note or of any paragraph, sentence, clause, phrase, or word herein, or the application thereof in any given circumstance, shall not affect the validity of the remainder of this Note.

       17. Amendment. This Note may not be amended, modified, or changed, except by an instrument in writing signed by the Company and the Noteholder.

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       18. Time of the Essence. Time is of the essence for the performance of each and every obligation of Company hereunder.

       19. Agreement to be Bound by Loan & Security Agreement. HOLDER, BY HER ACCEPTANCE OF THIS NOTE, AND ANY TRANSFEREE OF THIS NOTE, WITHOUT FURTHER ACTION, AUTOMATICALLY SHALL BE DEEMED TO HAVE BECOME A PARTY TO, AND TO HAVE AGREED TO BE BOUND BY THE LOAN & SECURITY AGREEMENT IN THE SAME CAPACITY AS IF HOLDER HAD BEEN A SIGNATORY THERETO.

       IN WITNESS WHEREOF, the undersigned has executed this Note as of April 2003.

                                 MOLECULAR DIAGNOSTICS, INC.


                                 By:    _______________________________
                                        Peter P. Gombrich
                                        Chief Executive Officer